EXHIBIT 99.1


C&D TECHNOLOGIES, INC.
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    Power Solutions
                                                      1400 Union Meeting Road
                                                      Blue Bell, PA 19422
                                                      Phone: 215-619-2700
                                                      Fax:   215-619-7841

Shareholder Contacts:
Ian J. Harvie of C&D: 215-619-7835
Joseph Crivelli of Gregory FCA, for C&D: 610-642-8253

                              FOR IMMEDIATE RELEASE

            C&D Technologies Sells Assets of Motive Power Division to
                       Crown Battery Manufacturing Company

BLUE BELL, Pa., October 24, 2007 -- C&D Technologies, Inc. ("C&D") (NYSE: CHP) today announced completion of the sale of certain assets of its Motive Power Division to Crown Battery Manufacturing Company("Crown") of Fremont, Ohio for an undisclosed sum. C&D has also entered into a five year agreement with Crown to market C-LINE(R), V-LINE(R) and VELOCITY(TM) batteries. Crown will also supply sealed LIBRA batteries and FERRO series chargers to the motive power industry. Under the terms of the arrangement Crown will become the authorized warranty service provider for the installed base of C&D's motive batteries and chargers. Additionally, Crown will take over C&D's motive power branch operations in Canada, New York and California.

Dr. Jeffery Graves, CEO of C&D Technologies commented, "This transaction concludes our reshaping of C&D, and focuses us exclusively on Standby Power where we occupy a market-leading position in telecommunications, cable television, uninterruptable power supplies and the utility industry. This transaction is a good fit for both Crown and C&D, and importantly it also provides for a smooth transition to our loyal motive customer base, many of whom have been with us for over 50 years. We look forward to a mutually beneficial long term relationship with Crown."

Hal Hawk, President of Crown Battery Manufacturing commented, "This purchase is in line with our long-term strategic plan, and will position us for continued growth in our desired markets. Our ability to provide warranty support to their existing customers will yield a seamless transition."

About C&D Technologies: C&D Technologies, Inc. provides solutions and services for the switchgear and control (utility), telecommunications, and uninterruptible power supply (UPS) as well as emerging markets such as solar power. C&D Technologies engineers, manufactures, sells and services fully integrated reserve power systems for regulating and monitoring power flow and providing backup power in the event of primary power loss until the primary source can be restored. C&D Technologies is headquartered in Blue Bell, PA. For more information about C&D Technologies, visit http://www.cdtechno.com.

About Crown Battery Manufacturing Company, Inc.: Crown Battery is a privately-owned manufacturer and marketer of industrial batteries and chargers to the material handling, mining and railroad industries. Additionally, Crown manufactures automotive-style and commercial battery products to a multitude of markets including floor-care, marine, commercial truck and automotive aftermarket. For more than 80 years, Crown Battery has served the world's power needs from its corporate headquarters in Fremont, Ohio. For more information, you can find us as www.crownbattery.com.

Forward-looking Statements: This press release may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934), which are based on management's current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Factors that appear with the forward- looking statements, or in the company's Securities and Exchange Commission filings (including without limitation the company's annual report on Form 10-K for the fiscal year ended January 31, 2007, or the quarterly and current reports filed on Form 10-Q and Form 8-K thereafter), could cause the company's actual results to differ materially from those expressed in any forward- looking statements made herein.

SOURCE C&D Technologies, Inc.